As filed with the Securities and Exchange Commission on October 12, 1999

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                   ----------

                              Verdant Brands, Inc.
             (Exact name of registrant as specified in its charter)

          Minnesota                                   41-0848688
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                             9555 James Avenue South
                                    Suite 200
                           Bloomington, MN 55431-2543
               (Address of principal executive offices) (Zip Code)

            Verdant Brands, Inc. 1996 Incentive and Stock Option Plan
                            (Full title of the plan)

     Verdant Brands, Inc. 1993 Stock Option Plan for Non-Employee Directors
                            (Full title of the plan)

                                Mark Eisenschenk
                              Verdant Brands, Inc.
                             9555 James Avenue South
                                    Suite 200
                           Bloomington, MN 55431-2543
                     (Name and address of agent for service)

                                 (612) 703-3300
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of                                             Proposed                   Proposed
securities                 Amount                    maximum offering           maximum aggregate      Amount of
being registered           to be registered(1)       price per share (2)        offering price (2)     registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock
($0.01 par value)            290,000 shares          $2.3281                    $619,275               $172
==========================================================================================================================

(1) The number of shares being registered for each plan is as follows: 250,000 shares for the Verdant Brands, Inc. 1996 Incentive and Stock Option Plan; and 40,000 shares for the Verdant Brands, Inc. 1993 Stock Option Plan for Non-Employee Directors. In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average of the high and low prices of the Verdant Brands, Inc. common stock, as reported on the Nasdaq National Market on October 6, 1999.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Verdant Brands, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as filed March 31, 1999;

     (b) the Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1999, as filed May 17, 1999, and for the quarter ended June 31, 1999, as filed August 16, 1999;

     (c) the Company's Current Report on Form 8-K filed August 26, 1999;

     (d) the description of the Company's Common Stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A filed on November 29, 1990, SEC File No. 000-18921, and any amendment or report filed for the purpose of updating such description filed prior to the termination of the offering described herein.

     All documents the Company has filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

     The description of the Company's capital stock is incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Minnesota statutes, the Company's Bylaws and an officers' and directors' liability insurance policy maintained by the Company may limit the liability of the Company's officers and directors. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding incertain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     The Restated Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to substantially the same extent permitted by Minnesota law. The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7. Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

      4.1 Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-18, SEC File No. 33-36205-C).

      4.2 Amendment to the Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, dated July 15, 1998, SEC File No. 0-18921).

      4.3 Amendment to the Company's Restated Articles of Incorporation, dated December 7, 1998 (incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, SEC File No. 0-18921).

      4.4 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-18, SEC File No. 33-36205-C).

      4.5 Specimen certificate of Common Stock, $.01 par value (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-18, SEC File No. 33-36205-C).

      5.1     Opinion of Dorsey & Whitney LLP regarding validity of securities.

      23.1    Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

      23.1    Consent of Deloitte & Touche LLP.

      24.1    Powers of Attorney.

Item 9. Undertakings.

A.   Post-Effective Amendments.

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, as amended (the "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bloomington, State of Minnesota, on October 11,1999.

                                        Verdant Brands, Inc.

                                        By: /s/ Stanley Goldberg
                                            ---------------------------------
                                            Stanley Goldberg
                                            Chairman and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 11, 1999.

                                    SIGNATURE
                                    ---------

/s/ Stanley Goldberg
------------------------------------
Stanley Goldberg
Chairman and CEO (principal executive officer)

/s/ Mark G. Eisenschenk
------------------------------------
Mark G. Eisenschenk
Executive Vice President and Chief Financial
Officer (principal financial and accounting officer)

*
------------------------------------
Gordon F. Stofer
Director

*
------------------------------------
Robert W. Fischer
Director

*
------------------------------------
Donald E. Lovness
Director

*
------------------------------------
Richard Mayo
Director

*
------------------------------------
John F. Hetterick
President, COO and Director

*
------------------------------------
Dr. Franklin Pass
Director

*
------------------------------------
Frederick F. Yanni, Jr.
Director

*By: /s/ Stanley Goldberg
------------------------------------
Stanley Goldberg
Attorney-in-fact

                                  EXHIBIT INDEX


                                                                            Page
                                                                            ----

4.1 Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-18, SEC File No. 33-36205-C).

4.2 Amendment to the Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's
     Current Report on Form 8-K, dated July 15, 1998, SEC File No.
     0-18921).

4.3 Amendment to the Company's Restated Articles of Incorporation, dated December 7, 1998 (incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, SEC File No. 0-18921).

4.4 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-18, SEC File No. 33-36205-C).

5.1  Opinion of Dorsey & Whitney LLP regarding legality of securities.

23.1 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2 Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney.